PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated September 30, 2024)	Registration Statement No. 333-281062

Non-Transferable Subscription Right Warrants to Purchase up to 6,250,000 Units,
Each Unit Consisting of One Share of Common Stock,
One Series A Right Warrant, and One Series B Right Warrant,
and up to 8,333,333 Shares of Common Stock Issuable Upon Exercise of
the Series A Right Warrants and Series B Right Warrants, up to a Total of 12,500,000 Shares of Common

Stock in the Aggregate

We are distributing in the form of a dividend, at no charge, non-transferable subscription right warrants (the “Subscription Rights”) entitling holders of our common stock, par value $0.001 per share (“Common Stock”), and certain eligible warrantholders as of the record date of 5:00 p.m., Eastern time, on December 16, 2024, to purchase units (“Units”) at a subscription price of $1.00 per Unit (“Unit Subscription Price”). Each Unit will consist of one share of Common Stock, one Series A right warrant to purchase one share of Common Stock (“Series A Right Warrants”), and one Series B right warrant to purchase one share of Common Stock (“Series B Right Warrants” and, together with the Series A Right Warrants, the “Right Warrants”).

Holders will receive one Subscription Right for each share of our Common Stock beneficially owned or acquirable upon exercise of their eligible warrants as of the record date. Pursuant to each Subscription Right, you will have the right, which we refer to as your basic right, to purchase one Unit. If you exercise your basic right in full, you will also have the right, or oversubscription privilege, to purchase additional Units for which other rights holders do not subscribe. Once made, all exercises of the Subscription Rights being distributed and the Right Warrants comprising the Units are irrevocable.

The Subscription Rights will expire if not exercised by 5:00 p.m., Eastern time, on January 10, 2025, unless we extend or terminate this offering. We may extend the offering of the Subscription Rights for one or more additional periods in our sole discretion not to exceed 30 days from the expiration date, in which case all basic rights and oversubscription privileges exercised during the extension period will be filled on a first-come, first-serve basis. We will announce any extension in a press release issued no later than 9:00 a.m., Eastern time, on the business day after the most recently announced expiration date.

The Right Warrants are exercisable commencing on their date of issuance and the exercise price shall be equal to (i) in the case of the Series A Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, and (ii) in the case of the Series B Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series B Right Warrants, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00. If at the expiration date of each of the Right Warrants, the exercise price as determined above, is lower than the initial maximum amount paid, any excess subscription amount paid by a holder will be promptly returned to the holder, without interest or penalty. The Right Warrants will be transferable until they have expired.

We have agreed with Equiniti Trust Company, LLC to serve as the subscription agent for the Subscription Rights. The subscription agent will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering. If you want to exercise the Subscription Rights and you are the record holder of your shares or eligible warrants, you must submit your subscription documents to the subscription agent before that deadline. If you want to participate in the rights offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

The maximum number of our Units available for issuance in this offering is 6,250,000 Units. If more than 6,250,000 Subscription Rights are exercised, we will allocate Units to subscribers on a pro-rata basis based on the total number of Subscription Rights exercised. In addition, the maximum number of shares of our Common Stock available for issuance in this offering is 12,500,000 shares, including the shares of Common Stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the Units. If at any time the issuance of shares of Common Stock pursuant to the exercise of Right Warrants comprising the Units would exceed such share limitation, any issued and outstanding Right Warrants that remain unexercised will immediately expire worthless.

In addition, under current Securities and Exchange Commission (“SEC”) regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offers of securities in any 12-month period using shelf registration statements, including sales under this prospectus supplement, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rules. As of December 2, 2024, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $53,446,547, based on 54,830,146 shares of outstanding Common Stock as of such date, of which approximately 53,446,547 shares of Common Stock were held by non-affiliates, and a price of $1.00 per share, which was the price at which our Common Stock was last sold on The Nasdaq Capital Market on December 2, 2024. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have offered and sold 2,448,939 shares of Common Stock for approximately $2,899,832 pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CTSO.” The last reported sale price of our Common Stock on December 3, 2024 was $0.95 per share. We do not intend to apply for listing of the Right Warrants.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-30 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of the factors you should consider before deciding to purchase our Common Stock.

We have engaged Moody Capital Solutions, Inc. (“Moody Capital”) to act as dealer-manager for this offering. This offering is being conducted on a best-efforts basis, and we do not need to receive any minimum amount of proceeds in order to complete this offering. We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with this offering.

Equiniti Trust Company, LLC will serve as the subscription agent for this offering and will act as the escrow agent to hold in escrow funds received from holders until we complete or terminate this offering.

	Per Unit	Total
Unit Subscription Price(1)(2)	$1.00	$6,250,000
Dealer-manager fees and expenses(3)	$0.07	$437,500
Proceeds to us, before expenses	$0.93	$5,812,500

(1)	Assumes the sale of all offered Units and no exercise of the Right Warrants included in the Units, and based on the 6,250,000 maximum number of Units available for issuance in this offering.
(2)	The Company may raise a maximum of $31,250,000 assuming the sale of all offered Units and full exercise of the Series B Right Warrants at $4.00 per warrant, and no exercise of the Series A Right Warrants, included in the Units.
(3)	We have agreed to pay Moody Capital, as dealer-manager, a cash fee equal to 7% of the proceeds of the offering from the exercise of the Subscription Rights, the Right Warrants, and an out-of-pocket accountable expense allowance not to exceed $35,000. If the Company raises less than $6,250,000 in aggregate through the offering, including through the exercise of the Right Warrants, Moody Capital will credit 1% off its 7% dealer-manager fee so that we will have effectively paid 6% instead of the original contemplated 7% dealer-manager fee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

If you have any questions or need further information about this offering, please call D.F. King & Co., Inc., the information agent for this offering, at (800) 549-6864 (toll-free) or (212) 269-5550 (broker-dealers and nominees) or by email at CTSO@dfking.com.

Dealer-Manager

The date of this prospectus supplement is December 9, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not, and Moody Capital has not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus supplement or the accompany prospectus and any related free writing prospectus. We and Moody Capital take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus and any sale of Units.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relates to the offering. Before subscribing for any securities offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement and the accompanying prospectus contains information about the subscription rights being distributed and the related securities offered hereby.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 30, 2024, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus supplement includes our trademarks and trade names, such as “CytoSorb,” “CytoSorb XL,” “ECOS-300CY,” “BetaSorb,” “ContrastSorb,” “DrugSorb,” “DrugSorb-ATR,” “HemoDefend-RBC,” “HemoDefend-BGA, “K+ontrol” and “VetResQ,” which are protected under applicable intellectual property laws and are the property of CytoSorbents Corporation and its subsidiaries. This prospectus supplement also contains the trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ™, ®, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “our” and “us” collectively refer to CytoSorbents Corporation, a Delaware corporation.

MARKET DATA

This prospectus supplement and the documents incorporated by reference herein include market and industry data and forecasts concerning our business and the markets in which we operate, including data regarding the estimated size of those markets and the prevalence of certain medical conditions, that we have derived from independent consultant reports, publicly available information, various industry, medical and general publications, other published industry sources, government data and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus or any related free writing prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements only provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “predicts,” or the negative thereof, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning possible or assumed future results of our operations; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future operations, future cash needs, business plans and future financial results, and any other statements that are not historical facts. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements.

You should read carefully the risks described in the section entitled “Risk Factors” beginning on page S-30 of this prospectus supplement and those contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus supplement the accompanying prospectus and in any related free writing prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.

Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statements and we undertake no obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS RELATING TO THIS OFFERING

The following are examples of what we anticipate will be common questions about this offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this offering. This prospectus, including the documents we incorporate by reference, contains more detailed descriptions of the terms and conditions of this offering and provides additional information about our company and our business, including potential risks related to our business, the offering and Common Stock.

What is the offering?

We are distributing in the form of a dividend, at no charge, non-transferable subscription right warrants (the “Subscription Rights”) entitling holders of our Common Stock and certain eligible warrantholders as of the record date of 5:00 p.m., Eastern time, on December 16, 2024, to purchase Units at the Unit Subscription Price of $1.00 per Unit. Each Unit will consist of one share of Common Stock, one Series A Right Warrant, and one Series B Right Warrant.

What securities comprise the Units?

Each Unit will consist of:

•	one share of Common Stock;

•	one Series A Right Warrant, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is 90% of the 5-day volume weighted average price of our Common Stock over the last 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, and expiring 45 days following the closing date of the Subscription Rights offering; and

•	one Series B Right Warrant, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is 90% of the 5-day volume weighted average price of our Common Stock over the last 5-trading days prior to the expiration date of the Series B Right Warrants, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00, and expiring 90 days following the closing date of the Subscription Rights offering.

What are the terms of the Right Warrants included in the Units?

The Right Warrants are exercisable commencing on their date of issuance and the exercise price shall be equal to (i) in the case of the Series A Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the last 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, and (ii) in the case of the Series B Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the last 5-trading days prior to the expiration date of the Series B Right Warrants, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00. Exercise of the Right Warrants require additional investment separate from the Unit Subscription Offering. Your exercise payment for the Right Warrants should assume a maximum exercise price of $2.00 for the Series A Right Warrants and $4.00 for the Series B Right Warrants, respectively. If at the expiration date of each of the Right Warrants, the exercise price as determined above, is lower than the initial maximum amount paid, any excess subscription amount paid by a holder will be promptly returned to the holder, without interest or penalty. The Right Warrants will be transferable until they have expired.

If the Subscription Rights and Series A Right Warrants are fully exercised up to 12,500,000 shares of Common Stock, then the Series B Right Warrants will immediately expire worthless. There will be no oversubscription privileges for the Right Warrants. See “What are the basic rights?” below for additional information.

Will the Right Warrants be listed?

No. The Right Warrants will be transferable but will not be listed for trading or any securities exchange or trading market.

What are the basic rights?

If you exercise all of your basic rights in the subscription offering, you will have the right, which we refer to as the oversubscription privilege, to purchase additional Units that remain unsubscribed as a result of any unexercised basic rights. We refer to the basic rights and oversubscription privilege together as Subscription Rights. For each basic right held, each rights holder has the opportunity to purchase one Unit at the Unit Subscription Price, provided that (a) basic rights may be exercised in aggregate only to purchase whole numbers of Units, (b) the total Unit Subscription Price payable upon any exercise of Subscription Rights will be rounded to the nearest whole cent and (c) only whole numbers of shares of Common Stock, Right Warrants exercisable for whole numbers of shares will be issued to a holder in this offering, with any right to fractional share to which a holder would otherwise be entitled being terminated without consideration to the holder. We have granted to you, as a holder of Common Stock as of the record date, one basic right for each whole share of Common Stock you beneficially own.

For example, if you owned 100 shares of Common Stock as of the record date, you would receive 100 basic rights and would have the right to purchase 100 Units, comprising 100 shares of Common Stock, Series A Right Warrants to purchase 100 shares of Common Stock and Series B Right Warrants to purchase 100 shares of Common Stock. If all of the Right Warrants are exercised in full, you would receive a total of an additional 300 shares of Common Stock. However, because the maximum number of Units available for issuance in this offering is 6,250,000 and the maximum number of shares of Common Stock available for issuance in this offering is 12,500,000, including the shares of Common Stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the Units, a maximum of 8,333,333 Right Warrants may be exercised, after which the remaining unexercised Right Warrants will expire worthless. See “May the Subscription Rights being distributed or the Right Warrants comprising the Units that I exercise be reduced for any reason?” below for additional information.

You may exercise all, a portion or none, of your basic rights. If you exercise fewer than all of your basic rights, however, you will not be entitled to purchase any additional Units pursuant to the oversubscription privilege. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase and “— What is the oversubscription privilege?” below.

What is the oversubscription privilege?

If you exercise all of your basic rights in the subscription offering, you will have the right, which we refer to as the oversubscription privilege, to purchase additional Units that remain unsubscribed as a result of any unexercised basic rights. We refer to the basic rights and oversubscription privilege together as Subscription Rights. You should indicate on your subscription certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your oversubscription privilege. You are entitled to exercise your oversubscription privilege only if you exercise your basic rights in full. Oversubscription privileges will be allocated pro rata among rights holders who oversubscribe based on the total number of oversubscription Units for which the holders have subscribed. If oversubscription requests exceed the number of Units available, however, we will allocate the available Units pro rata among rights holders who oversubscribed based on the number of oversubscription Units for which they have subscribed. See “The Rights Offering — Limitation on the Purchase of Units” for a description of certain limitations on purchase and “The Rights Offering — Oversubscription Privilege.”

To properly exercise your oversubscription privilege, you must deliver the subscription payment related to your oversubscription privilege before the Subscription Rights offering expires. Because we will not know the total number of unsubscribed Units before the subscription offering expires, if you wish to maximize the number of Units you purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate Unit Subscription Price for the maximum number of Units available, assuming that no stockholder other than you has purchased any Units pursuant to such stockholder’s basic right and oversubscription privilege. Any excess subscription payments received by the subscription agent will be promptly returned without interest.

We do not intend to extend the subscription period for the subscription offering. If the subscription period is extended (the “extension period”), (i) all basic rights exercised prior to the beginning of the extension period will be honored first, (ii) all oversubscription privileges exercised prior to the beginning of the extension period will be honored second, and (iii) all basic rights and oversubscription privileges exercised during the extension period will be filled on a first-come, first-serve basis. Any subscription received during the extension period but after the date on which the Subscription Rights issued in the Subscription Rights are fully subscribed will not be allocated any Units. The subscription agent will notify rights holder of the number of Units, if any, allocated to each promptly after the completion of allocation process.

There is no oversubscription privilege applicable to the Right Warrants.

May the Subscription Rights being distributed or the Right Warrants comprising the Units that I exercise be reduced for any reason?

We do not expect every shareholder as of the Record Date or eligible warrantholder to subscribe in the subscription offering, and as such expect that there will be a sufficient number of Units available to honor your basic rights in full. As a result, if the subscription offering is completed, you will receive whole Units to the full extent you have properly exercised your basic rights in whole or in part for such whole Units. However, because the maximum number of Units available for issuance in this offering is 6,250,000 and the maximum number of shares available for issuance in this offering is 12,500,000, including the shares of Common Stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the Units, a maximum of 8,333,333 Right Warrants may be exercised, after which the remaining unexercised Right Warrants will expire worthless.

If more than 6,250,000 Subscription Rights are exercised, we will allocate Units to subscribers on a pro-rata basis based on the number of Subscription Rights exercised by the subscriber and the total number of Subscription Rights exercised. In this case, there will be no Units available for oversubscription and the Right Warrants will expire worthless. If at any time the issuance of shares pursuant to the exercise of the Right Warrants comprising the Units would exceed the aggregate share limitation of 12,500,000 shares, no additional shares will be issued and any issued and unexercised Right Warrants will expire worthless. Separately, sufficient Units may not be available to honor your request for additional Units pursuant to the oversubscription privilege. If exercises of oversubscription privileges exceed the number of Units available, we will allocate the available Units pro-rata among rights holders who oversubscribed based on the total number of oversubscription Units for which the holders have subscribed.

In the event that the exercise by a holder of the basic right or the oversubscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic right or the oversubscription privilege to such number of shares of Common Stock as we, in our sole discretion, shall determine to be advisable in order to preserve its ability to use the Tax Attributes.

Why are we conducting this offering?

We are conducting this offering as part of our strategic plan to increase our unrestricted cash balance. We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Right Warrants, for general corporate purposes and to satisfy a debt covenant that will unlock a minimum of $3 million and up to a maximum of $5 million in restricted cash on a dollar-for-dollar basis relative to the proceeds of between $3 million and $5 million in this offering. For example, a $5 million aggregate offering amount will result in increased liquidity to the Company of $10 million in unrestricted cash, which is expected to fund the Company’s operations through anticipated FDA and Health Canada decisions on our Drug-Sorb-ATR regulatory submissions and the initial launch of the product.

After careful review and analysis by our Board, we believe this offering is in the best interests of our company and its stockholders. However, the board is not making any recommendation regarding your exercise of the Subscription Rights being dividended and the Right Warrants comprising the Units.

The Board considered and evaluated several factors related to this offering, including:

•	our current capital resources and indebtedness, and our future need for additional liquidity and capital;

•	our need for increased financial flexibility in order to enable us to achieve our business plan;

•	the size and timing of the offering and alternative securities to be offered;

•	the most effective use of proceeds to decrease dividends and interest expense;

•	the potential dilution to our current shareholders if they choose not to participate in the offering;

•	the impact on our cumulative net operating losses and their potential limitation;

•	the non-transferability of the Subscription Rights;

•	the transferability of the Right Warrants; and

•	alternatives available for raising capital.

Am I required to exercise the Subscription Rights that I receive in this offering or Right Warrants comprising the Units?

No. You may exercise any number of your Subscription Rights being distributed or Right Warrants comprising the Units, or you may choose not to exercise any of your Subscription Rights being distributed or Right Warrants comprising the Units. If, however, you choose not to exercise your Subscription Rights being distributed or Right Warrants comprising the Units or you exercise less than your full amount of Subscription Rights being distributed or Right Warrants comprising the Units and other stockholders fully exercise their Subscription Rights being distributed and Right Warrants comprising the Units, the percentage of Common Stock owned by other stockholders will increase relative to your ownership percentage and your voting and other rights in our company will likewise be diluted. See “Description of Securities” in the accompanying prospectus for a description of the voting and liquidation rights of our Common Stock.

May I sell, transfer or assign my Subscription Rights being distributed?

No. You may not transfer, sell or assign any of the Subscription Rights distributed to you, except that such rights will be transferable by operation of law (e.g., by death). The Subscription Rights being distributed will not be listed on any securities exchange or trading market.

The shares of Common Stock and Right Warrants comprising the Units will be issued separately. Units will not be issued as a separate security and will be non-transferable.

Shares of Common Stock issued upon the exercise of the Subscription Rights being distributed and the Right Warrants comprising the Units are expected to be listed on The Nasdaq Capital Market under the symbol “CTSO.”

May I sell, transfer or assign my Right Warrants?

Yes, the Right Warrants will be transferable until they have expired. However, the Right Warrants are a new issue of securities with no prior trading market, and we cannot provide you any assurances as to the liquidity of the trading market for the Right Warrants or the market value of the Right Warrants. The Right Warrants will not be listed on any securities exchange or trading market. We know of no third party that currently intends to make a market in the Right Warrants. An active trading market for the Right Warrants may not develop or be sustained. If there is no active trading market, or the trading market is not sustained, you may be unable to sell your Right Warrants or be unable to sell the Right Warrants at a price that is satisfactory to you.

How do I exercise my Subscription Rights being distributed and Right Warrants comprising the Units if my shares of Common Stock or eligible warrants are held in my name?

If you hold your shares of Common Stock or eligible warrants in your name and you wish to participate in this offering, you must deliver a properly completed and duly executed subscription certificate and Right Warrants certificate and all other required subscription documents, together with payment of the maximum price for the Subscription Rights, to the subscription agent for the offering before 5:00 p.m., Eastern time, on the applicable expiration date.

Please follow the delivery instructions on the subscription certificate and Right Warrants certificate. Do not deliver documents to us. You are solely responsible for completing delivery of your subscription certificate and Right Warrants certificates, all other required subscription documents and subscription payment to the subscription agent. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern time, on the applicable expiration date. See “— To whom should I send my forms and payment?” below.

If you elect to exercise your Right Warrants, your exercise payment for the Right Warrants should assume a maximum exercise price of $2.00 for the Series A Right Warrants and $4.00 for the Series B Right Warrants. If at the expiration date of each of the Right Warrants, the exercise price (as determined above) is lower than the initial maximum amount paid, any excess subscription amount paid by a holder will be promptly returned to the holder, without interest or penalty. If you send a payment that is insufficient to purchase the number of Units you requested or insufficient to exercise the number of rights you requested pursuant to your Right Warrants, or if the number of Units you requested or the number of rights you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights being distributed and Right Warrants comprising the Units to the fullest extent possible based on the amount of the payment received pursuant to your Subscription Rights being distributed and Right Warrants comprising the Units. Any payment that is received but not so applied will be refunded to you without interest or penalty (subject to the rounding of the amount so applied to the nearest whole cent).

What form of payment is required to purchase Units or exercise the Right Warrants comprising the Units?

As described in the instructions accompanying the subscription certificate and Right Warrants certificate, payments submitted to the subscription agent must be made in U.S. dollars. Checks or bank drafts drawn on U.S. banks should be payable to the order of “Equiniti Trust Company, LLC, as the Subscription Agent.”

If you hold your shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

How do I exercise my Subscription Rights being distributed and Right Warrants comprising the Units if my shares of Common Stock are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold shares of Common Stock in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform) that uses the services of Depository Trust Company, then Depository Trust Company will credit one basic right to your nominee record holder for each share of Common Stock that you beneficially owned as of the record date. If you are not contacted by your nominee (including any mobile investment platform), you should contact your nominee as soon as possible. We expect such nominee may exercise the Right Warrants on your behalf of the exercising beneficial owner through DTC by: (1) providing a certification as to the aggregate number of Right Warrants exercised by the beneficial owner on whose behalf such nominee is acting, and (2) instructing DTC to charge the nominee’s applicable DTC account for the initial price for the new shares of Common Stock to facilitate the delivery of the full exercise payment to the subscription agent. DTC must receive the subscription instructions and payment for the Right Warrants exercised no later than the applicable expiration date for each of the Right Warrants exercised.

How soon must I act to exercise my Subscription Rights being distributed or Right Warrants comprising the Units?

If your shares of Common Stock or eligible warrants are registered in your name and you elect to exercise any of your Subscription Rights being distributed or Right Warrants comprising the Units, the subscription agent must receive your properly completed and duly executed subscription certificate or Right Warrants certificate, all other required subscription documents and full subscription payment, before 5:00 p.m., Eastern time, on the applicable expiration date. If you hold shares in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), your nominee may establish an earlier deadline before the expiration of this offering by which time you must provide the nominee with your instructions and payment to exercise your Subscription Rights being distributed or Right Warrants comprising the Units.

Although we will make reasonable attempts to provide this prospectus to our stockholders to whom rights are distributed, this offering and all related Subscription Rights being distributed and Right Warrants comprising the Units will expire at 5:00 p.m., Eastern time, on the applicable expiration date, whether or not we have been able to locate and deliver this prospectus to you or any other stockholder.

After I exercise my Subscription Rights being distributed and Right Warrants comprising the Units, can I change my mind?

No. Once made, all exercises of the Subscription Rights being distributed and Right Warrants comprising the Units are irrevocable.

Can this offering be terminated or extended?

Yes. If we terminate this offering, neither we nor the subscription agent will have any obligation with respect to Subscription Rights being distributed or Right Warrants comprising the Units that have been exercised except to promptly return, without interest or penalty, any subscription payment the subscription agent received from you and we would not be obligated to issue Units to rights holders who have exercised their Subscription Rights being distributed or shares of Common Stock to rights holder who have exercised their Right Warrants comprising the Units prior to termination.

We may extend this offering for one or more additional periods in our sole discretion not to exceed 30 days from the initial expiration date, in which case all basic rights and oversubscription privileges exercised during the extension period will be filled on a first-come, first-serve basis. We will announce any extension in a press release issued no later than 9:00 a.m., Eastern time, on the business day after the most recently announced expiration date.

How were the Unit Subscription Price and exercise price of the Right Warrants comprising the Units determined?

The Unit Subscription Price and exercise price of Right Warrants were set by our Board, considering, among other things, input from the dealer-manager for this offering. The factors considered by our board are discussed in “The Rights Offering — Reasons for this Offering” and “Determination of the Unit Subscription Price and Exercise Price.”

How was the price determined by our Board for purposes of establishing the Unit Subscription Price and exercise price?

Our Board considered, among other things, the following factors in determining the price for purposes of establishing the Unit Subscription Price and exercise price:

•	the current and historical trading prices of our Common Stock;

•	the price at which holders might be willing to participate in this offering;

•	our need for additional capital and liquidity;

•	the cost of capital from other sources; and

•	comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being distributed and Right Warrants comprising the Units, the Unit Subscription Price and exercise prices immediately prevailing closing price of those offerings.

In conjunction with the review of these factors and following discussion with the dealer-manager, our Board also reviewed our history and prospects, including our prospects for the future, our past and present burn rate and cash requirements, the outlook for our industry, and our current financial condition. Our Board believes that the pricing of the Unit Subscription Price provides an incentive to our current stockholders to participate in this offering and exercise their rights.

The Unit Subscription Price or exercise price of Right Warrants comprising the Units does not necessarily bear any relationship to any established criteria for value, other than the current market price of our Common Stock on certain dates. You should not consider the Unit Subscription Price or exercise price of Right Warrants comprising the Units as an indication of the actual value of our company. We cannot assure you that the market price of our Common Stock will not decline during or after this offering. You should obtain a current price quote for our Common Stock before exercising your rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this offering. Once made, all exercises of the Subscription Rights being distributed and Right Warrants comprising the Units are irrevocable.

Has the Board made a recommendation to stockholders regarding the exercise of Subscription Rights under this offering or Right Warrants comprising the Units?

No. Our Board has not made, nor will it make, any recommendation to stockholders regarding the exercise of Subscription Rights being distributed or the Right Warrants comprising the Units in this offering. We cannot predict the price at which shares of our outstanding Common Stock will trade after this offering. You should make an independent investment decision about whether or not to exercise your Subscription Rights being distributed or Right Warrants comprising the Units. Rights holders who exercise Subscription Rights being distributed or Right Warrants comprising the Units risk investment loss on new money invested. We cannot assure you that the market price for Common Stock will remain above the price payable per share of Common Stock or the exercise price, or that anyone purchasing Units or exercising Right Warrants to purchase shares of Common Stock at the exercise price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your Subscription Rights being distributed or Right Warrants comprising the Units, you will lose any value represented by your Subscription Rights being distributed or Right Warrants comprising the Units, and if you do not exercise your rights in full, your percentage ownership interest and related rights in our company will be diluted.

By when must I purchase shares of Common Stock in order to participate in this offering? May I participate in this offering if I sell my Common Stock after the record date?

The record date for this offering is 5:00 p.m., Eastern time, on December 16, 2024. If you purchase shares of our Common Stock and do not settle such purchase by 5:00 p.m., Eastern time, on January 10, 2025 you will not receive Subscription Rights with respect to such shares. If you own Common Stock as of the record date, you will receive one Subscription Right for each share of Common Stock beneficially owned and may participate in this offering even if you subsequently sell your Common Stock.

Are there any risks associated with this offering?

Yes. The exercise of your Subscription Rights being distributed and Right Warrants comprising the Units involves risks. Exercising your Subscription Rights being distributed and Right Warrants comprising the Units involves the purchase of Common Stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and all other information contained in this prospectus.

Will the directors and executive officers participate in this offering?

To the extent they hold Common Stock or certain eligible warrants as of the record date, our directors and executive officers are entitled to participate in this offering on the same terms and conditions applicable to all other stockholders. None of our directors or executive officers have entered into any binding commitment or agreement to exercise Subscription Rights received in the offering, but some have given indications they intend to participate in the offering at varying levels, though there can be no assurances any of our principal stockholders, directors and executive officers will participate in the offering.

When will I receive my shares of Common Stock and Right Warrants?

We expect holders whose shares are held of record by Cede & Co., the nominee of Depository Trust Company, or by any other depository or nominee on their or their broker-dealers’ behalf will have any shares of Common Stock and the Right Warrants comprising Units they acquire credited to the account of Cede & Co. or such other depository or nominee. With respect to all other stockholders or eligible warrantholders, the shares of Common Stock and all Right Warrants will be issued in book-entry, or uncertificated form meaning you will receive a direct registration account book-entry statement from our subscription agent reflecting the ownership of these securities if you are a holder of record of shares, which may take up to 15 business days from the applicable expiration date.

What effects will this offering have on our outstanding Common Stock?

Based on shares of Common Stock outstanding as of December 2, 2024, assuming the sale of all offered Units and no exercise of the Right Warrants included in the Units, we will have up to approximately 54,830,146 shares of Common Stock outstanding, representing an increase of approximately 11.4% of our outstanding shares as of the record date. If you fully exercise your basic rights, your proportional Common Stock interest in our company will not change. If all of the Right Warrants to purchase shares of our Common Stock are exercised in full at the Unit Subscription Price (assuming that stockholders exercise Subscription Rights for all of the Units that we are offering), we will have up to approximately 67,330,146 shares of Common Stock outstanding, representing an increase of approximately 18.6% in our outstanding shares as of the record date. If you exercise only a portion, or none, of your basic rights, your interest in our company will be diluted and your proportional interest in our company will decrease.

The number of shares of Common Stock outstanding listed above assumes that (a) all of the other shares of Common Stock outstanding on the record date will remain issued and outstanding and owned by the same persons as of the closing of this offering, and (b) we will not issue any shares of Common Stock in the period between the record date and the closing date of this offering.

How much will we receive from this offering, and how will the proceeds be used?

If all offered Units are sold and assuming no exercise of the Right Warrants, and based on the 6,250,000 maximum number of Units available for issuance in this offering, we estimate our net proceeds from the offering will total approximately $5,812,500, after deducting fees and expenses of Moody Capital, as dealer-manager, and our other estimated offering expenses. We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Right Warrants, for general corporate purposes and to satisfy a debt covenant that will unlock a minimum of $3 million and up to a maximum of $5 million in restricted cash on a dollar-for-dollar basis relative to the proceeds of between $3 million and $5 million in this offering. For example, a $5 million aggregate offering amount will result in increased liquidity to the Company of $10 million in unrestricted cash, which is expected to fund the Company’s operations through anticipated FDA and Health Canada decisions on our DrugSorb-ATR regulatory submissions and the initial launch of the product, if approved or cleared. See “Use of Proceeds” for a more detailed description of the intended use of proceeds from this offering.

If my exercise of Subscription Rights is not valid or if this offering is not completed, will my subscription payment be refunded to me?

Yes. An escrow agent retained by the subscription agent will hold all funds it receives in escrow until the completion or termination of this offering. If your exercise of Subscription Rights being distributed or Right Warrants comprising the Units is deemed not to be valid or this offering is not completed, all subscription payments received by the subscription agent will be promptly returned, without interest or penalty, following the expiration of the offering. If you own shares through a nominee (including any mobile investment platform), it may take longer for you to receive your Unit Subscription Price or exercise price repayment because the subscription agent will return payments through your nominee.

What fees or charges apply if I purchase Units in this offering?

We are not charging any fee or sales commission to issue rights to you or, if you exercise any of your Subscription Rights, to issue Units to you. If you exercise your Subscription Rights through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of exercising my Subscription Rights being distributed or Right Warrants comprising the Units?

For U.S. federal income tax purposes, a rights holder should generally not recognize income or loss in connection with the receipt or exercise of the Subscription Rights in this offering or Right Warrants comprising the Units. You should consult your tax advisor as to your particular tax consequences resulting from the offering. For a summary of certain U.S. federal income tax consequences of this offering, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares of Common Stock are held in the name of a broker, dealer, custodian bank or other nominee (including any mobile investment platform), then you should deliver all required subscription documents and subscription payments pursuant to the instructions provided by your nominee. If your shares of Common Stock or eligible warrants are held in your name, then you should send your subscription certificate, all other required subscription documents and your subscription payment:

If delivering by hand: Equiniti Trust Company, LLC Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660	If delivering by mail or overnight courier: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660

You and, if applicable, your nominee are solely responsible for completing delivery to the subscription agent your subscription certificate and/or Right Warrants certificate, as well as for completing delivery of all other required subscription documents and your subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent and for clearance of payments before applicable expiration date. If you hold your Common Stock through a broker, dealer, custodian bank or other nominee (including any mobile investment platform), your nominee may establish an earlier deadline before the applicable expiration date.

Who is the dealer-manager?

Moody Capital Solutions, Inc. (“Moody Capital”) will act as dealer-manager for this offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, Moody Capital will use its commercially reasonable efforts to solicit the exercise of the Subscription Rights being distributed and Right Warrants comprising the Units. We have agreed to pay Moody Capital certain fees for acting as dealer-manager and to reimburse it for certain expenses incurred in connection with this offering. Moody Capital is not underwriting this offering. Moody Capital is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Common Stock or Right Warrants comprising the Units.

Who should I contact if I have other questions?

If you have any questions regarding this offering, completion of the subscription certificate or any other subscription documents or submitting payment in the offering, please contact D.F. King & Co., Inc., the information agent, by telephone at (800) 549-6864 (toll-free) or (212) 269-5550 (broker-dealers and nominees) or by email at CTSO@dfking.com.

SUMMARY

This summary highlights certain information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” beginning on page S-30 and in the documents incorporated by reference into this prospectus supplement.

Our Business

We are a leader in the treatment of life-threatening conditions in the intensive care (“ICU”) and cardiac surgery using blood purification via our proprietary polymer adsorption technology. We have a number of products commercialized and in development based on this technology platform. Our flagship product, CytoSorb, is already commercialized, and is being used to reduce deadly uncontrolled inflammation and dangerous substances in hospitalized patients around the world, with the goal of preventing or treating multiple organ failure, bleeding due to antithrombotic drugs, and other potentially fatal complications. Organ failure is the cause of nearly half of all deaths in the ICU, with little to improve clinical outcome. CytoSorb is approved in the European Union (“EU”) as an effective extracorporeal cytokine absorber, designed to reduce the “cytokine storm” or “cytokine release syndrome” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome due to cancer immunotherapy, and pancreatitis. These are conditions where the mortality is extremely high, yet few to no effective treatments exist. In May 2018, we received a label expansion for CytoSorb covering use of the device for the removal of bilirubin and myoglobin in the treatment of liver disease and trauma, respectively. In January 2020, we received CE-Mark label expansion for CytoSorb covering the use of the device for the removal of the blood thinning, anti-platelet agent, ticagrelor, in patients undergoing surgery requiring cardiopulmonary bypass. In April 2020, the U.S. Food and Drug Administration (“FDA”) granted Breakthrough Device Designation to CytoSorb for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery. In May 2020, we received a CE-Mark label expansion for CytoSorb for the removal of the blood thinning direct oral anticoagulant rivaroxaban during cardiothoracic surgery requiring cardiopulmonary bypass. In August 2021, we announced that we were granted a second Breakthrough Device Designation for our DrugSorb-ATR Antithrombotic Removal System by the FDA to remove the direct oral anticoagulants, rivaroxaban and apixaban. We have completed our pivotal randomized, controlled clinical trial in the U.S. and Canada, called the STAR-T trial, evaluating the use of DrugSorb-ATR during cardiothoracic surgery to prevent or reduce perioperative bleeding complications in pursuit of FDA and Health Canada marketing approval. We believe that the safety and efficacy results of the STAR-T trial will support our recently submitted DrugSorb ATR medical device De Novo marketing application to the FDA to reduce the severity of perioperative bleeding in patients on ticagrelor undergoing coronary artery bypass graft surgery. Given that the FDA has previously granted Breakthrough Device Designation to DrugSorb-ATR to address this major unmet medical need, it is eligible for priority review. We have also submitted our Medical Device License application for DrugSorb-ATR to Health Canada for the same application. We expect regulatory decisions by both FDA and Health Canada in 2025.

CytoSorb is used during and after cardiac surgery to remove inflammatory mediators, such as cytokines, activated complement, and free hemoglobin that can lead to post-operative complications such as acute kidney injury, lung injury, shock, and stroke. We believe CytoSorb has the potential to be used in many other inflammatory conditions, including the treatment of autoimmune disease flares, cytokine release syndrome in cancer immunotherapy, and other applications in cancer, such as cancer cachexia. CytoSorb has been used globally in more than a quarter of a million human treatments to date in critical illnesses and in cardiac surgery. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma) and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization (“EUA”) in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. The EUA will be effective until a declaration is made that the circumstances justifying the EUA have terminated or until revoked by the FDA. CytoSorb has been used globally in more than 7,650 human treatments to date in COVID-19 patients. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorb was also granted a second FDA Breakthrough Device designation for the removal of the Direct Oral Anticoagulants (DOACs) apixaban and rivaroxaban in a cardiopulmonary bypass circuit to reduce the likelihood of serious perioperative bleeding during urgent cardiothoracic surgery.

We are focusing on three key objectives that we believe are the key to driving sustainable, long-term growth:

•	open the U.S. and Canadian markets by obtaining FDA and Health Canada marketing approval for DrugSorb-ATR to reduce the perioperative bleeding risk caused by Brilinta and in the future, potentially other blood thinning drugs, in patients undergoing cardiothoracic surgery;

•	grow core CytoSorb sales to profitability, driven by numerous internal initiatives; and

•	reduce cash burn and maintain tight control over expenses.

Our purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. The technology is protected by 22 issued U.S. patents and multiple international patents, with applications pending both in the U.S. and internationally. We have numerous other product candidates under development based upon this unique blood purification technology, including CytoSorb XL, K+ontrol, HemoDefend-RBC, HemoDefend-BGA, ContrastSorb, DrugSorb, DrugSorb-ATR and others.

Our proprietary polymer technologies form the basis of a broad technology portfolio. Some of our products and product candidates include:

•	CytoSorb — an extracorporeal hemoperfusion cartridge approved in the EU for cytokine, bilirubin, myoglobin, and antithrombotic drug removal, with the goal of reducing deadly inflammation and toxic substances that can cause serious complications such as bleeding, organ failure, and death.

•	DrugSorb-ATR — an investigational extracorporeal antithrombotic removal system based on the same polymer technology as CytoSorb that was evaluated in the U.S. and Canadian STAR-T pivotal randomized, controlled trial to reduce perioperative bleeding complications in patients undergoing cardiothoracic surgery while on the antithrombotic drug Brilinta. DrugSorb-ATR has now been submitted to U.S. FDA and Health Canada for marketing approval with regulatory decisions expected in 2025.

•	ECOS-300CY — an adsorption cartridge approved in the EU for use with ex vivo organ perfusion systems to remove cytokines and other inflammatory mediators in the organ perfusate, with the goal of maintaining or improving solid organ function prior to transplant and improving postoperative outcomes. In 2021, commercialization of PerSorb (a private label version of ECOS-300CY) and Aferetica’s PerLife ex vivo organ perfusion system commenced in Italy.

•	CytoSorb XL — an intended next generation successor to CytoSorb currently in advanced pre-clinical testing designed to reduce a broad range of cytokines and inflammatory mediators, including lipopolysaccharide endotoxin, from blood.

•	VetResQ — a broad spectrum blood purification adsorber designed to help treat deadly inflammation and toxic injury in animals with critical illnesses such as septic shock, toxic shock syndrome, severe systemic inflammation, toxin-mediated diseases, pancreatitis, trauma, liver failure, and drug intoxication. VetResQ is being commercialized in the United States.

•	HemoDefend-RBC—a development-stage blood purification technology designed to remove non-infectious contaminants in blood transfusion products, with the goal of reducing transfusion reactions and improving the quality and safety of blood.

•	HemoDefend-BGA—a development-stage purification technology that can remove anti-A and anti-B antibodies from plasma and whole blood, to enable “universal plasma” and safer whole blood transfusions, respectively.

•	K+ontrol—a development-stage blood purification technology designed to reduce excessive levels of potassium in the blood that can be fatal in severe hyperkalemia.

•	ContrastSorb—a development-stage extracorporeal hemoperfusion cartridge designed to remove IV contrast from the blood of high-risk patients undergoing radiological imaging with contrast, or interventional radiology procedures such as cardiac catheterization and angioplasty. The goal of ContrastSorb is to prevent contrast-induced nephropathy.

•	DrugSorb—a development-stage extracorporeal hemoperfusion cartridge designed to remove toxic chemicals from the blood (e.g., drug overdose, high dose regional chemotherapy).

•	BetaSorb—a development-stage extracorporeal hemoperfusion cartridge designed to remove mid-molecular weight toxins, such as b2-microglobulin, that standard high-flux dialysis cannot remove effectively. The goal of BetaSorb is to improve the efficacy of dialysis or hemofiltration.

Business Update

•	We submitted our DrugSorb-ATR De Novo application to the U.S. FDA on September 27, 2024, and announced FDA acceptance and initiation of substantive review of our application on October 22, 2024, which is also eligible for priority review based on FDA Breakthrough Device Designation. An FDA regulatory decision is expected in 2025.

•	We received Medical Device Single Audit Program (MDSAP) certification on November 1, 2024, a key regulatory milestone that certifies compliance of our quality management system with the standard regulatory requirements of Canada, the U.S., Brazil, Japan, and Australia. Importantly, U.S. FDA accepts MDSAP certification and audit reports in lieu of their own routine Agency inspections, if required.

•	We submitted our Medical Device License (MDL) marketing application for DrugSorb-ATR to Health Canada on November 1, 2024, concurrent with MDSAP certification – a requirement for submission. A Health Canada regulatory decision is expected in 2025.

•	With significant manufacturing and commercialization experience in our core international markets, we are actively preparing to leverage this experience for our expected North American launch of DrugSorb-ATR if approved or cleared, The North American DrugSorb-ATR total addressable market (TAM) in patients undergoing CABG surgery on Brilinta® currently exceeds an estimated $300 million. Brilinta® already enjoys a dominant market share in Canada due to acute coronary syndrome treatment guidelines and is growing in dominance in the U.S. The TAM is expected to grow to well over $600 million once Brilinta® becomes generic and DrugSorb-ATR makes it the only reversible orally administered antiplatelet drug; and with potential label expansion to include other blood thinner categories including direct oral anticoagulants and direct thrombin inhibitors that could make DrugSorb-ATR an “all-in-one” countermeasure for these agents. We further estimate that broadening the use of DrugSorb-ATR to remove blood thinners in non-CABG cardiac surgeries, off-pump CABG surgeries, or in other types of non-cardiac surgeries could expand the total addressable market to $1-2 billion.

•	Trailing 12-month product sales as of the end of Q3 2024 were $33.7 million. Product sales for the first three quarters of 2024 grew 11% to $26.4 million versus $23.7 million in the same period in 2023.

•	Product gross margins were approximately 69% for the nine months ended September 30, 2024 as compared to approximately 71% for the nine months ended September 30, 2023. This decrease was due to a third quarter 2024 planned temporary slowdown in production to rebalance inventory levels coupled with a short-term manufacturing issue that is now resolved, which resulted in a significantly lower number of CytoSorb devices produced. A return to more normalized production and product gross margins is expected in Q4 2024.

•	We believe we have significantly improved operating metrics and continue to demonstrate a disciplined approach to cash management. Q3 2024 net loss was $2.3 million or $0.04 per share, compared to a net loss of $9.2 million or $0.21 per share in Q3 2023. Adjusted net loss improved to $4.5 million or $0.08 per share, compared to an adjusted net loss of $6.0 million or $0.14 per share in Q3 2023. Adjusted EBITDA loss improved to $3.6 million compared to a loss of $5.6 million in Q3 2023.

•	Total cash, including cash, cash equivalents, and restricted cash at the end of Q3 2024 was $12.2 million, compared to $14.9 million at the end of Q2 2024, reflecting an improvement of cash used in the quarter of $2.7 million compared to $5.0 million used in Q2 2024.

Corporate Information

Our executive offices are located at 305 College Road East, Princeton, New Jersey 08540, and our telephone number is (732) 329-8885. Our website address is http://www.cytosorbents.com. We have included our website address as an inactive textual reference only. We are not including the information contained at http://www.cytosorbents.com, or at any other website address, as part of, or incorporating it by reference into, this prospectus or any accompanying prospectus supplement or related free writing prospectus.

THE RIGHTS OFFERING

Subscription Rights

We are distributing in the form of a dividend, at no charge, non-transferable subscription right warrants (the “Subscription Rights”) entitling holders of our Common Stock and certain eligible warrantholders as of the record date of 5:00 p.m., Eastern time, on December 16, 2024, to purchase Units at the Unit Subscription Price of $1.00 per Unit. Each Unit will consist of one share of Common Stock, one Series A Right Warrant, and one Series B Right Warrant.

We have agreed with Equiniti Trust Company, LLC to serve as the subscription agent for the Right Warrants. The subscription agent will hold in escrow the funds we receive from subscribers until we complete or cancel the Right Warrants. If you want to exercise the Right Warrants and you are the record holder of your shares or participating Right Warrants, you must submit your subscription documents and payments to the subscription agent before that deadline. If you want to participate in the Right Warrants and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

Holders will receive one Subscription Right for each share of our Common Stock beneficially owned as of the record date. Your Subscription Rights will consist of:

•	your basic right, which will entitle you to purchase one Unit for each Subscription Right; and

•	your oversubscription privilege, which will be exercisable only if you exercise your basic right in full and will entitle you to purchase additional Units for which other rights holders do not subscribe, subject to pro rata allocation of those additional Units to participating rights holders in proportion to the number of oversubscription Units for which they subscribed.

Units

Each Unit will consist of:

•	one share of Common Stock;

•	one Series A Right Warrant, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is 90% of the 5-day volume weighted average price of our Common Stock over the last 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, and expiring 45 days following the closing date of the Subscription Rights offering; and

•	one Series B Right Warrant, exercisable commencing on the date of issuance for one share of Common Stock, and at an exercise price that is 90% of the 5-day volume weighted average price of our Common Stock over the last 5-trading days prior to the expiration date of the Series B Right Warrants, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00, and expiring 90 days following the closing date of the Subscription Rights offering.

Shares of our Common Stock and the Right Warrants may only be purchased as a Unit but will be issued separately. The Subscription Rights being distributed and the Right Warrants comprising the Units will be exercisable commencing on the date of issuance and are exercisable for cash only in U.S. dollars. Your exercise payment for the Right Warrants should assume a maximum exercise price of $2.00 for the Series A Right Warrants and $4.00 for the Series B Right Warrants. If at the expiration date of each of the Right Warrants, the exercise price as determined above is lower than the initial maximum amount paid, any excess subscription amount paid by a holder will be promptly returned to the holder, without interest or penalty.

Exercise of Subscription Rights

The Subscription Rights, consisting of basic rights and oversubscription privileges, may be exercised at any time during the subscription period, which commences on December 16, 2024 and expires at 5:00 p.m., Eastern time, on January 10, 2025, unless we extend or terminate this offering. Once made, all exercises of Subscription Rights are irrevocable.

We may extend the offering for the Subscription Rights for one or more additional periods in our sole discretion not to exceed 30 days from the expiration date. We will announce any extension in a press release issued no later than 9:00 a.m., Eastern time, on the business day after the most recently announced expiration date. If we extend the offering, all basic rights and oversubscription privileges exercised during the extension period will be filled on a first-come, first-serve basis.

Subscription Rights may only be exercised in aggregate for whole numbers of Units. Only whole numbers of shares of Common Stock and Right Warrants exercisable for whole numbers of shares will be issuable to you in this offering; any right to a fractional share to which you would otherwise be entitled will be terminated, without consideration to you.

Series A Right Warrants and Series B Right Warrants may be exercised commencing on their date of issuance and continuing, respectively, 45 and 90 days following the closing date of the Subscription Rights offering.

Transferability

Subscription Rights. The Subscription Rights are evidenced by a subscription certificate and are non-transferable. The Subscription Rights will not be listed for trading on The Nasdaq Capital Market or any other securities exchange or trading market.

Units. Shares of our Common Stock and the Right Warrants may only be purchased as a Unit but will be issued separately. Units will not be issued as a separate security and will be non-transferable.

Common Stock. Shares of Common Stock included in Units will be separately transferable following their issuance. All of the shares of Common Stock issued in this offering upon exercise of the Subscription Rights being distributed and the Right Warrants comprising the Units are expected to be listed on The Nasdaq Capital Market under the symbol “CTSO.”

Right Warrants. The Right Warrants included in the Units will be separately transferable following their issuance. The Right Warrants will not be listed for trading on any other securities exchange or trading market.

Use of Proceeds

Assuming the sale of all offered Units and no exercise of the Right Warrants, and based on the 6,250,000 maximum number of Units available for issuance in this offering, we estimate our net proceeds from this offering will total approximately $5,812,500, after deducting fees and expenses of Moody Capital, as dealer-manager, and our other estimated offering expenses. We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Right Warrants, for general corporate purposes and to satisfy a debt covenant that will unlock a minimum of $3 million and up to a maximum of $5 million in restricted cash on a dollar-for-dollar basis relative to the proceeds of between $3 million and $5 million in this offering. For example, a $5 million aggregate offering amount will result in increased liquidity to the Company of $10 million in unrestricted cash, which is expected to fund the Company’s operations through anticipated FDA and Health Canada decisions on our DrugSorb-ATR regulatory submissions and the initial launch of the product. See “Use of Proceeds” for a more detailed description of the intended uses of the net proceeds from this offering.

Subscription Information

In order to obtain subscription information, you should contact:

•	D.F. King & Co., Inc., which will act as the information agent in connection with this offering, by telephone at (800) 549-6864 (toll-free) or (212) 269-5550 (broker-dealers and nominees) or by email at CTSO@dfking.com.

•	your broker-dealer, trust company or other nominee (including any mobile investment platform) where your Subscription Rights are held.

Subscription Procedures

In order to exercise your Subscription Rights being distributed, including your oversubscription privilege, and your Right Warrants comprising the Units, you should deliver a completed subscription certificate and/or Right Warrants certificate and the required payments in U.S. dollars to Equiniti Trust Company, LLC, the subscription agent for this offering by the applicable expiration date.

Important Dates

Set forth below are important dates for this offering:

Dates*
Record date	December 16, 2024
Commencement date	December 16, 2024

SUBSCRIPTION RIGHTS
Deadline for delivery of subscription certificates and payment of Unit Subscription Price	January 10, 2024
Expiration date for Subscription Rights	January 10, 2024
Extension period	30 days

SERIES A RIGHT WARRANTS
Deadline for delivery of subscription certificates and payment of exercise price	February 24, 2025
Expiration date for Series A Right Warrants	February 24, 2025

SERIES B RIGHT WARRANTS
Deadline for delivery of subscription certificates and payment of exercise price	April 10, 2025
Expiration date for Series B Right Warrants	April 10, 2025

*	This time schedule assumes that the subscription offering will be completed by its original expiration date. To the extent the subscription period for the Subscription Rights is extended, all following dates will be adjusted accordingly. See “The Rights Offering — Exercise of Subscription Rights.”

DESCRIPTION OF RIGHT WARRANTS

The following description summarizes certain terms of the Right Warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Right Warrants, forms of which are filed as exhibits to the registration statement of which this prospectus constitutes a part. Prospective investors should carefully review the terms and provisions of the form of the Right Warrants for a complete description of the terms and conditions of the Right Warrants. We will provide copies of the form of this document to you upon request.

Duration and Exercise Price

Each Right Warrant comprising the Units will be a warrant to purchase one share of Common Stock and will have an exercise price equal to (i) in the case of the Series A Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, which is 45 days following the closing date of the subscription offering, (ii) in the case of the Series B Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series B Right Warrants, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00, which is 90 days following the closing date of the subscription offering, with the exercise price in each instance rounded down to the nearest whole cent. The Right Warrants are subject to the terms of the Right Warrants certificates themselves and may only be exercised in accordance with the terms thereof. The Right Warrants will be exercisable on their date of issuance and will expire on their respective expiration dates or on the date that this offering reaches it maximum of 12,500,000 shares of Common Stock issued, in which case the remaining unexercised Right Warrants will expire worthless. If, at the expiration date of each of the respective Right Warrants, the exercise price as determined is lower than the initial exercise price, any excess amount paid by a holder will be promptly returned to the holder, without interest or penalty. The exercise price and number of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercise of Right Warrants

The exercise of Right Warrants is irrevocable and may not be cancelled or modified even if you later learn information that you consider to be unfavorable to the exercise of your Right Warrants, and we will not accept any alternative, conditional or contingent directions. Registered holders may send to the subscription agent (a) payment of the full initial exercise price for the Right Warrants being exercised (e.g., $2.00 or $4.00 for each Series A Right Warrant and Series B Right Warrant, respectively) (b) a properly completed and duly executed Transferable Right Warrants Certificate for the applicable Right Warrants being exercised, which must be received by the subscription agent at the subscription agent’s offices set forth herein, at or prior to 5:00 p.m., Eastern time, on the applicable expiration date. A properly completed and duly executed Transferable Right Warrants Certificate for the Right Warrants being exercised and full payment of the initial exercise price must be received by the subscription agent at or prior to 5:00 p.m., Eastern time, on the applicable expiration date unless the expiration date is extended by us. All payments by a registered holder must be in U.S. dollars by certified check payable to the order of “Equiniti Trust Company, LLC, as the Subscription Agent.” Payment also may be made by wire transfer to the account maintained by an escrow agent retained by Equiniti Trust Company, LLC, as subscription agent, for purposes of accepting subscriptions in this offering, with reference to the registered holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date in escrow in a segregated account maintained by an escrow agent retained by the subscription agent on our behalf, pending pro-ration and distribution of the shares of Common Stock. If at the expiration date of each of the respective Right Warrants, the final exercise price is lower than the initial exercise price, any excess amount paid by a registered holder, will be promptly returned to the registered holder, without interest or penalty.

Each Transferable Right Warrants Certificate and payments of the applicable exercise price (e.g., $2.00 or $4.00 for each Series A Right Warrant or Series B Right Warrant, respectively) must be delivered to the subscription agent by hand, or overnight courier or by mail to the below:

If delivering by hand: Equiniti Trust Company, LLC Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660	If delivering by mail or overnight courier: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department 55 Challenger Road, Suite 200 Ridgefield Park, NJ 07660

Issuance of Common Stock

The following deliveries and payments will be made and/or issued to the address shown on the face of your Transferable Right Warrants Certificate, unless you provide instructions to the contrary in your Transferable Right Warrants Certificate.

a)	Right Warrants. As soon as practicable following the expiration of each of the Right Warrants and the valid exercise of the Right Warrants, we will issue to each holder exercising their Right Warrants one share of Common Stock for each Right Warrant exercised in book-entry, or uncertificated form representing the shares of Common Stock purchased pursuant to the Right Warrants.

b)	Excess Cash Payments. As soon as practicable following the expiration date of each of the Right Warrants and after all prorations and adjustments contemplated by the terms of the offering have been effected, any excess payments received in payment of the initial price will be promptly returned by the subscription agent to each holder of the Right Warrants, without interest or penalty.

Delivery of Right Warrants through the Depository Trust Company

Banks, trust companies, securities dealers and brokers that hold shares of our common stock on the Record Date as nominee for more than one beneficial owner may, upon proper showing to the subscription agent, exercise such beneficial owner’s Right Warrants through DTC on the same basis as if the beneficial owners were stockholders on the Record Date. Such nominee may exercise the Right Warrants on behalf of the exercising beneficial owner through DTC: (1) providing a certification as to the aggregate number of Right Warrants exercised by the beneficial owner on whose behalf such nominee is acting, and (2) instructing DTC to charge the nominee’s applicable DTC account for the initial price for the new shares of Common Stock to facilitate the delivery of the full exercise payment to the subscription agent. DTC must receive the subscription instructions and payment for the Right Warrants exercised no later than the applicable expiration date for each of the Right Warrants exercised. In the event the transfer agent is not participating in DTC for the Right Warrants, such nominee may exercise the Right Warrants on behalf of the exercising beneficial owner pursuant to the instructions above, and including in such mailing a Right Warrant certificate, registered in the Company’s share register in the name of the beneficial owner or its designee, for the number of shares of Common Stock to which the beneficial owner is entitled pursuant to such exercise.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of the Subscription Rights and Right Warrants, including time of receipt and eligibility to participate in the offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding.

Fractional Shares

No fractional Common Stock will be issued upon the exercise of the Right Warrants. Rather, the number of shares of Common Stock to be issued will be rounded down to the nearest whole share.

Transferability

The Right Warrants will be transferable until they have expired. However, the Right Warrants will not be listed on any securities exchange or trading market.

Trading Market

There is no trading market available for the Right Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Right Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Right Warrants will be extremely limited. The Common Stock issuable upon exercise of the Right Warrants are currently traded on The Nasdaq Capital Market. The Right Warrants will not be listed on any securities exchange or trading market.

Rights as a Shareholder

Except as otherwise provided in the Right Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Right Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Right Warrants.

Amendment

No provision of the Right Warrants may be amended, modified, or waived, except in a written document signed by us and Equiniti Trust Company, LLC.

Agent

The Agent for the Right Warrants will initially be Equiniti Trust Company, LLC.

Governing Law

The Right Warrants Certificates are governed by, and will be construed in accordance with, the laws of the State of Delaware.

Tax Considerations

For a discussion of certain U.S. federal income tax considerations relating to the Right Warrants, see “Material U.S. Federal Income Tax Considerations.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and our current debt agreements preclude us from paying dividends. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the information and documents incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

RISKS RELATED TO THE RIGHTS OFFERING

This offering may cause the price of Common Stock to decline, and the price may not recover for a substantial period of time, or at all.

The Unit Subscription Price of Units in this offering, together with the number of shares of Common Stock we propose to issue and ultimately will issue in the offering (including the number of additional shares of Common Stock we propose to issue and ultimately will issue upon exercise of the Right Warrants), may result in an immediate decrease in the market value of our Common Stock. We cannot predict the effect, if any, that the availability of shares for future sale will have on the market price of Common Stock from time to time. General market price declines or market volatility in the future as a result of the offering could adversely affect the price of our Common Stock, causing the price of our Common Stock to fluctuate significantly and making it difficult for you to resell your shares of Common Stock when you want or at a price you find attractive. If the market price of Common Stock falls, you may have irrevocably committed to buy shares of Common Stock in this offering at an effective price per share greater than the prevailing market price. Further, if a substantial number of Subscription Rights are exercised and the exercising rights holders choose to sell some or all of the shares purchased either directly or upon the exercise of their Right Warrants, the resulting sales could depress the market price of Common Stock. We cannot assure you that the market price of Common Stock will not decline prior to the expiration of this offering or that, after shares of Common Stock are issued upon exercise of the Subscription Rights, you will be able to sell shares of Common Stock purchased in the offering at a price greater than or equal to the effective price paid in the offering. The Unit Subscription Price determined for the subscription offering may not be indicative of the fair value of Common Stock.

There may be material developments regarding us during the subscription period. In considering whether to exercise your rights, you should consider that all exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.

We currently expect that the rights will expire if they are not exercised at 5:00 p.m., Eastern time, on January 10, 2025, which we may extend in our sole discretion. As a result, there may be material developments regarding us during such period. Because all exercises of rights are irrevocable, you should therefore consider carefully whether you wish to delay any exercise of your rights until after our issuance of those results since we cannot provide any assurance currently with respect to their content.

SEC regulations may limit the number of shares we may sell under this prospectus supplement.

Under current SEC regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can rise through primary public offerings of securities in any 12-month period using shelf registration statements, including sales under this prospectus supplement, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rule. As of December 2, 2024, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $53,446,547, based on 54,830,146 shares of outstanding Common Stock as of such date, of which approximately 53,446,547 were held by affiliates, and a price of $1.00 per share, which was the price at which our Common Stock was last sold on Nasdaq Capital Market on December 2, 2024. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have offered and sold 2,448,939 shares of Common Stock for approximately $2,899,832 pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. If our public float decreases, the amount of securities we may sell under our Form S-3 shelf registration statement, including this prospectus supplement, will also decrease.

The Unit Subscription Price determined for this offering may not be indicative of the fair value of Common Stock.

The Unit Subscription Price was set by our Board, and you should not consider the Unit Subscription Price as an indication of the fair value of our Common Stock. The Unit Subscription Price does not necessarily bear any relationship to the book value of our assets, net worth, past operations, cash flows, earnings/losses, financial condition or any other established criteria for fair value. The market price of our Common Stock could decline during or after this offering, and you may not be able to sell shares of Common Stock purchased in the offering, including shares of Common Stock issuable upon the exercise of the Right Warrants, at a price equal to or greater than the effective price paid in the offering, or at all.

Your interest in our company may be diluted as a result of the offering.

If you do not fully exercise your basic rights being distributed or some or all of your Right Warrants comprising the Units, you will, at the completion of this offering, own a smaller proportional interest in our company on a fully diluted basis than would have been the case if you had fully exercised your basic rights being distributed or such Right Warrants comprising the Units. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you and others subscribe in the offering. Based on shares outstanding as of December 2, 2024, after giving effect to this offering (assuming the sale of all offered Units and no exercise of the Right Warrants included in the Units), we would have up to 54,830,146 shares of Common Stock outstanding, representing an increase in outstanding shares by approximately 11.4%.

The Subscription Rights and Units are non-transferable and thus there will be no market for them.

You may not sell, transfer or assign your Subscription Rights or Units to anyone else, unless as required by operation of law. We do not intend to list the Subscription Rights on any securities exchange or any other trading market. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights that are not exercised.

There is no public market for the Right Warrants comprising the Units.

There is no public trading market for the Right Warrants comprising the Units, and we do not expect a market to develop. We do not intend to list the respective Right Warrants comprising the Units on any securities exchange or other trading market. Without an active market, we cannot assure you that you will be able to sell or otherwise transfer the Right Warrants as the liquidity of the Right Warants will be limited and you may not realize any value from the Right Warrants by attempting to sell or otherwise transfer them for consideration.

Holders of the Right Warrants issued in this offering will have no rights as holders of Common Stock until they exercise their Right Warrants and acquire the Common Stock.

Until holders of the Right Warrants issued in this offering acquire the shares of Common Stock upon exercise of such Right Warrants, they will have no rights with respect to the shares of Common Stock issuable upon the exercise of such Right Warrants. Upon exercise of the Right Warrants, the holders thereof will be entitled to exercise the rights of the holders of our Common Stock only as to matters for which the record date occurs after the exercise date of the Right Warrants.

The market price of Common Stock may never exceed the exercise price of the Right Warrants.

The Right Warrants will be exercisable commencing on their date of issuance and expire on their respective expiration date. The market price of Common Stock may never exceed the exercise price of the Right Warrants prior to their date of expiration. Any Right Warrants not exercised by their date of expiration will expire worthless and without residual value to holders.

During the period immediately following the expiration of this offering, you may not be able to resell any shares of Common Stock that you purchase in the offering or upon exercise of your Right Warrants.

If you exercise your Subscription Rights, you may not be able to resell shares of Common Stock purchased by exercising your Subscription Rights, or shares of Common Stock issued to you upon the exercise of your Right Warrants, until you (or your broker or other nominee) have received a book-entry representing the underlying shares. Although we will endeavor to issue the book entries promptly, there may be some delay between the expiration date of this offering, or the exercise date of your Right Warrants and the time that we issue the book-entry statements.

In addition, to the extent you are an affiliate, as defined in Rule 144 under the Securities Act, the resale of shares of Common Stock by you will be subject to certain restrictions, including volume limitations, under Rule 144.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the offering will be used primarily for general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled “Use of Proceeds” on page S-37 for further information.

If we terminate this offering, neither we nor the subscription agent for the offering will have any obligation to you except to promptly return your subscription payments, without interest.

We may terminate this offering at any time. If we do, neither we nor the subscription agent for the offering will have any obligation to you with respect to Subscription Rights being distributed or the Right Warrants comprising the Units that you have exercised, other than to promptly return, without interest or deduction, the subscription payment you delivered to the subscription agent.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights being distributed or the Right Warrants comprising the Units may be rejected.

Holders of Common Stock and eligible warrantholders who desire to purchase Units in this offering or exercise their Right Warrants to purchase shares of Common Stock must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent for the offering prior to 5:00 p.m., Eastern time, on the applicable expiration date, unless this offering is extended. If you are a beneficial owner of shares of Common Stock and you wish to exercise your Subscription Rights being distributed or Right Warrants comprising the Units, you must act promptly to ensure that your broker, custodian bank or other nominee (including any mobile investment platform) acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee (including any mobile investment platform) in sufficient time to deliver such forms and payments to the subscription agent in order to exercise your Subscription Rights being distributed or Right Warrants by 5:00 p.m., Eastern time, on the applicable expiration date, unless extended. We will not be responsible if your broker, custodian or nominee (including any mobile investment platform) fails to ensure that all required forms and payments are actually received by the subscription agent in a timely manner.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of the Subscription Rights being distributed and Right Warrants comprising the Units, the subscription agent for the offering may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we or the subscription agent under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Units for which you subscribe under the oversubscription privilege.

Holders who fully exercise their basic rights will have the right, pursuant to their oversubscription privileges, to purchase additional Units to the extent other rights holders do not exercise their basic rights in full. Oversubscription privileges will be allocated pro rata among rights holders who oversubscribe based on the total number of oversubscription Units for which the holders have subscribed. We cannot guarantee that you will receive all, or a significant portion, of the Units for which you subscribe pursuant to your oversubscription privilege as all basic rights exercised will be honored first and all oversubscription privileges will be honored second. Oversubscription privileges are subject to pro rata allocation of those additional Units to participating rights holders in proportion to the number of oversubscription Units for which they subscribed.

If the number of Units allocated to you is less than your subscription request, the excess funds held by the subscription agent on your behalf will be promptly returned to you, without interest or deduction, after this offering has expired, and we will have no further obligations to you.

Your receipt of Subscription Rights may be treated as a taxable dividend to you.

The U.S. federal income tax law governing transactions such as this offering is complex and does not speak directly to the consequences of certain aspects of the offering. Although we do not believe a stockholder’s receipt of Subscription Rights pursuant to the offering should be treated as a taxable distribution for U.S. federal income tax purposes, our position is not binding on the IRS or the courts. If this position were finally determined by the IRS or a court to be incorrect, your receipt of Subscription Rights may be treated as the receipt of a distribution equal to the fair market value of the rights, and may result in taxable dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of basis to the extent thereof and then as capital gain. See “Material U.S. Federal Income Tax Considerations.”

Moody Capital, as dealer-manager, is not acting as an underwriter.

Moody Capital will act as dealer-manager for this offering and, in that capacity, will provide marketing assistance in connection with this offering. Moody Capital is not underwriting this offering. Moody is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Common Stock or Right Warrants. Moody Capital will not be subject to any liability to us in rendering services to us except for an act involving bad faith, willful misconduct or gross negligence.

Because we do not have a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering, the net proceeds we receive from the offering may be less than we intend.

We have currently not entered into any standby purchase agreement, backstop commitment or similar arrangement in connection with this offering. We therefore cannot assure you that any of our stockholders will exercise all or any part of their Subscription Rights. If rights holders subscribe for fewer Units than anticipated, the net proceeds we receive from this offering could be significantly reduced. Regardless of whether this offering is fully subscribed or we do enter into a standby purchase agreement, backstop commitment or similar arrangement, we may need to raise additional capital in the future.

We may in the future enter into a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering if we are able to negotiate commercially reasonable terms with a standby purchaser or backstop purchaser. We cannot assure you that such an arrangement will be available on commercially reasonable terms and if we are unable to negotiate commercially reasonable terms for a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering we would not enter into such an arrangement. In the event we enter into a standby purchase agreement, backstop commitment or similar arrangement in connection with this offering we will file a Current Report on Form 8-K with a summary of the terms of such arrangement.

Because you may not revoke or change your exercise of the Right Warrants, you could be committed to buying shares above the prevailing market price at the time this offering is completed.

Once you exercise your Right Warrants, you may not revoke or change the exercise. The market price of our Common Stock may decline before the Right Warrants expire. If you exercise your Right Warrants, and, afterwards, the market price of our Common Stock decreases below the Unit Subscription Price, you will have committed to buying shares of our Common Stock at a price above the prevailing market price and could have an immediate unrealized loss.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “CTSO.” The closing price of the Common Stock on December 3, 2024 was $0.95 per share. There can be no assurances that the market price of our Common Stock will equal or exceed the Unit Subscription Price at the time of exercise or at the expiration of this offering.

Because the Right Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any then-unexercised Right Warrants are executory contracts subject to rejection by us with the approval of a bankruptcy court. As a result, even if we have sufficient funds, holders may not be entitled to receive any consideration for their Right Warrants or may receive an amount less than they would be entitled to if they had exercised their Right Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.

We do not intend to pay any cash dividends on our Common Stock in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of our Common Stock.

USE OF PROCEEDS

Assuming the sale of all offered Units and no exercise of Series A Right Warrants or Series B Right Warrants, and based on the 6,250,000 maximum number of Units available for issuance in this offering, we estimate our net proceeds from the offering will total approximately $5,812,500, after deducting fees and expenses of Moody Capital, as dealer-manager, and our other estimated offering expenses.

We intend to use the net proceeds from this offering, including any additional net proceeds from the exercise of the Right Warrants, for general corporate purposes and to satisfy a debt covenant that will unlock a minimum of $3 million and up to a maximum of $5 million in restricted cash on a dollar-for-dollar basis relative to the proceeds of between $3 million and $5 million in this offering. For example, a $5 million aggregate offering amount will result in increased liquidity to the Company of $10 million in unrestricted cash, which is expected to fund the Company’s operations through anticipated FDA and Health Canada decisions on our DrugSorb-ATR regulatory submissions and the initial launch of the product.

We will pay estimated expenses of approximately $250,000 in connection with the offering (assuming no exercise of the Subscription Rights or Right Warrants by our directors and officers).

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” beginning on page S-30 in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

As soon as practicable after 5:00 p.m., Eastern time, on December 16, 2024, the record date for this offering, we will distribute the Subscription Rights and subscription certificates to persons who owned settled shares of Common Stock or certain eligible warrants at 5:00 p.m., Eastern time, on the record date. Subscription Rights being distributed and the Right Warrants comprising the Units may be exercised by completing and signing the subscription certificate or Right Warrants certificate that accompanies this prospectus and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate or Right Warrants certificate to the subscription agent, together with payment in full before the applicable expiration date at the offices of the subscription agent at the address set forth above. The Subscription Rights offering will expire at 5:00 p.m., Eastern time, on January 10, 2024, unless extended by us, and Subscription Rights may not be exercised after the expiration date. Subscription Rights may be exercised at any time during the Subscription Rights Offering period. Series A Right Warrants and Series B Right Warrants may be exercised commencing on their date of issuance and continuing, respectively, 45 and 90 days following the closing of the Subscription Rights offering.

See “The Rights Offering — Methods for Exercising the Subscription Rights and Subscription Warrant Rights.” If you have any questions or need further information about this offering, please contact D.F. King & Co., Inc., the information agent, by telephone at (800) 549-6864 (toll-free) or (212) 269-5550 (broker-dealers and nominees) or by email at CTSO@dfking.com.

Dealer-Manager

Moody Capital is the dealer-manager of this offering and, under the terms and subject to the conditions contained in its dealer-manager agreement with us, Moody Capital will provide marketing assistance and advice to us in connection with the offering. Moody Capital will not make a market in the Right Warrants.

We have agreed to pay Moody Capital a cash fee equal to 7% of the proceeds of the offering from the exercise of the Subscription Rights being distributed and the Right Warrants comprising the warrants and an out-of-pocket accountable expense allowance of $35,000, with $15,000 paid as an advance at the time of signing the dealer-manager agreement. Notwithstanding the foregoing, if the Company raises less than $6,250,000 in aggregate through the offering, Moody Capital will credit 1% off its 7% dealer-manager fee so that we will have effectively paid 6% instead of the original contemplated 7% dealer-manager fee.

We have agreed to indemnify Moody Capital and its affiliates against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. Moody Capital’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement. The dealer-manager agreement provides that the dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement to us, except for any act of bad faith, willful misconduct or gross negligence of the dealer-manager. The dealer-manager and its affiliates may provide us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

The maximum commission to be received by any independent broker-dealer, dealer-manager or any member of FINRA will not be greater than 8% of the gross proceeds from the exercise of Subscription Rights in this offering.

Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying shares of Common Stock.

Some of our officers, employees and directors may solicit responses from the holders of Subscription Rights. None of our officers, directors or employees will be compensated in connection with these actions by the payment of commissions or other remuneration based either directly or indirectly on the subscriptions but will be reimbursed for reasonable expenses.

We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with the offering. Except as described in this section, we are not paying any commissions, underwriting fees or discounts in connection with this offering.

Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by Moody Capital or us. Other than this prospectus in electronic format, the information on our and Moody Capital’s websites is not part of this prospectus supplement or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or Moody Capital, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement between Moody Capital and us. A copy of the dealer-manager agreement will be filed as an exhibit to our Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Regulation M Restrictions

Moody Capital, as dealer-manager, may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Moody Capital would be required to comply with the requirements of the Securities Act and the Exchange Act, including Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by Moody Capital acting as a principal. Under these rules and regulations, Moody Capital must not engage in any stabilization activity in connection with our securities and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization

We have not authorized any person to engage in any form of price stabilization in connection with this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations with respect to the receipt and exercise (or expiration) of the Subscription Rights and Right Warrants, and of the ownership and disposition of shares of Common Stock acquired upon exercise of such rights, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, Right Warrants or shares of Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt or exercise of Subscription Rights, the exercise of Right Warrants acquired through this offering nor the acquisition, ownership or disposition of Common Stock acquired upon exercise of any such rights.

This discussion is limited to stockholders that hold the Subscription Rights, Right Warrants and shares of Common Stock, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax (including the alternative minimum tax imposed on corporations with respect to financial statement income) or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding the Subscription Rights, Right Warrants or shares of Common Stock as part of a hedge, straddle, wash sale or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell Right Warrants or shares of Common Stock under the constructive sale provisions of the Code;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Subscription Rights, Right Warrants or shares of Common Stock being included in an “applicable financial statement” (as defined in the Code);

•	persons for whom our capital stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•	persons who hold or receive the Subscription Rights, Right Warrants or shares of Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If a holder is treated as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND RIGHT WARRANTS AND THE SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF SUCH RIGHTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of Subscription Rights, shares of Common Stock, the Right Warrants acquired upon exercise of Subscription Rights, or shares of Common Stock acquired upon exercise of the Right Warrants, as the case may be, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (b) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Section 305(a) of the Code states that a corporate stockholder’s taxable income generally does not include a distribution of stock in the corporation. This general non-recognition rule is, however, subject to exceptions described in Section 305(b) of the Code, which include, among other things, “disproportionate distributions” and certain distributions with respect to certain preferred stock. A disproportionate distribution is a distribution (or a series of distributions, including deemed distributions), that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock), and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits. For this purpose, if a distribution of stock to some stockholders and the receipt of cash and other property by other stockholders are separated by more than 36 months, the transactions are presumed not to result in the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders, unless the transactions are done pursuant to a plan.

During the last 36 months, we have not made any distributions of cash or property, and during this period we did not have any convertible debt instruments. Therefore, whether this offering is treated as a disproportionate distribution may depend upon, among other things, whether we make distributions on our stock in the future and the timing of such distributions. We do not intend to make any future distributions of cash or other property with respect to our Common Stock, but no assurances can be offered in this regard.

Based on the above, although the authorities governing transactions such as this offering are complex and do not speak directly to the consequences of certain aspects of the offering, including the effects of the oversubscription privilege, we do not believe that a U.S. holder’s receipt of Subscription Rights pursuant to the offering should be treated as a taxable distribution for U.S. federal income tax purposes. Our position regarding the tax-free treatment of the receipt of Subscription Rights is not binding on the IRS or the courts. If this position were finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the receipt of the Subscription Rights would be taxable generally in the same manner as described under “— Tax Consequences Applicable to U.S. Holders — Distributions on Common Stock” below, with the amount of the distribution calculated as the fair market value of the Subscription Rights. In addition, other U.S. federal income tax consequences applicable to U.S. holders such as the tax basis and holding period of the Subscription Rights and our Common Stock may also be materially different from the discussion below.

The following discussion is based upon the assumption that the Subscription Rights issuance is treated as a non-taxable distribution for U.S. federal income tax purposes.

Tax Basis and Holding Period in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of Common Stock with respect to which the Subscription Rights are distributed on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of stock between such existing shares of stock and such Subscription Rights in proportion to the relative fair market values of the existing shares of stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between its existing shares of stock and the Subscription Rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable. Furthermore, a U.S. holder who makes such an election must retain a copy of the election, and of the tax return with which it was filed, in order to substantiate the use of an allocated basis upon a subsequent disposition of any of the holder’s stock, the basis of which was affected by the allocation.

If the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of such holder’s shares of stock on the date the U.S. holder receives the Subscription Rights, however, then the U.S. holder must allocate its tax basis in its existing shares of stock between those shares and the Subscription Rights the U.S. holder receives in proportion to the relative fair market values of such shares and such Subscription Rights determined on the date the U.S. holder receives the Subscription Rights. The holding period of Subscription Rights received will include a holder’s holding period in shares of stock with respect to which the Subscription Rights were distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the Unit Subscription Price of the Subscription Rights and the trading price of Common Stock on the date that the Subscription Rights are distributed, the exercise prices of each Right Warrant, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right received in this offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Unit Subscription Price paid in respect of such exercise should be allocated between the new shares of Common Stock and the Right Warrants acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. This allocation will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the new shares of Common Stock and Right Warrants received upon exercise. A U.S. holder’s holding period for a share of Common Stock and any Right Warrants acquired upon exercise of a Subscription Right in this offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the stock with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of stock and Right Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in this offering after disposing of shares of Common Stock with respect to which the Subscription Right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If a U.S. holder that receives Subscription Rights in this offering allows such Subscription Rights to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing shares of stock previously allocated to the expired Subscription Rights to the existing shares of stock. If a U.S. holder allows a Subscription Right received in this offering to expire after disposing of shares of Common Stock with respect to which the Subscription Right is received, the U.S. holder should consult its tax advisor.

Exercise or Expiration of the Right Warrants

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Right Warrant for its exercise price. A U.S. holder’s tax basis in a share of Common Stock received upon exercise of the Right Warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the Right Warrants exchanged therefor and (2) the exercise price of such Right Warrants. A U.S. holder’s holding period for a share of Common Stock acquired upon exercise of any Right Warrants will begin on the date of exercise.

If a Right Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Right Warrants. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Right Warrants is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Right Warrants

If at any time during the period in which a U.S. holder holds Right Warrants, we were to pay a taxable dividend to our stockholders and the exercise price of the Right Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Right Warrants to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles, notwithstanding the fact that such U.S. holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Right Warrants.

Distributions on Common Stock

We do not anticipate declaring or paying cash dividends to holders of our Common Stock in the foreseeable future. However, if we make distributions of cash or property on Common Stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A corporate U.S. holder receiving a dividend may be eligible to claim a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described in the section immediately below relating to the sale or disposition of Common Stock.

Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other disposition of Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in Common Stock. A U.S. holder’s adjusted tax basis in Common Stock generally will equal its initial tax basis in Common Stock reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock exceeded one year at the time of disposition). Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments or receives proceeds from the sale or other taxable disposition of shares of Common Stock acquired through exercise of the Right Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such U.S. holder:

•	fails to furnish such U.S. holder’s taxpayer identification number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that such U.S. holder previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that such U.S. holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that such U.S. holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Subscription Rights, shares of Common Stock and the Right Warrants acquired upon exercise of Subscription Rights, or shares of Common Stock acquired upon exercise of the Right Warrants, as the case may be, that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

The discussion assumes that the receipt of Subscription Rights with respect to existing shares of Common Stock will be treated as a nontaxable distribution. See “— Tax Consequences Applicable to U.S. Holders — Receipt of Subscription Rights” above.

Receipt, Exercise and Expiration of the Subscription Rights

Non-U.S. holders that receive Subscription Rights with respect to existing shares of Common Stock will generally not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of the Right Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of the Right Warrants into shares of Common Stock.

Constructive Dividends on Right Warrants

If at any time during the period in which a non-U.S. holder holds Right Warrants we were to pay a taxable dividend to our stockholders and the exercise price of the Right Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, notwithstanding the fact that such non-U.S. holder will not receive a cash payment, and treated as set forth below in “—Distributions on Common Stock”. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make an adjustment), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Right Warrants.

Distributions on Common Stock

We do not anticipate declaring or paying cash dividends to holders of our Common Stock in the foreseeable future. However, if we make distributions of cash or property on Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of Common Stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of Common Stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	Common Stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming in the future a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

A non-U.S. holder will not be subject to backup withholding with respect to distributions on Common Stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a United States person and such non-U.S. holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or other applicable certification. Information returns generally will be filed with the IRS, however, in connection with any distributions (including deemed distributions) made on Right Warrants and Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our rights or Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their receipt, ownership, and exercise of Subscription Rights, Series A Right and Series B Right and the ownership and disposition of shares of our Common Stock acquired upon exercise of Subscription Rights, Series A Right and Series B Rights.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Morgan, Lewis & Bockius LLP, Princeton, New Jersey. Moody Capital is being represented in connection with this offering by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements of CytoSorbents Corporation appearing in CytoSorbents Corporation’s annual report on Form 10-K for the year ended December 31, 2023, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their reports thereon, (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cytosorbents.com. Our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement is only part of a registration statement we filed with the SEC and therefore omits some information contained in our registration statement in accordance with the SEC’s rules and regulations. You should review the information contained in any exhibits filed to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed) until the termination of this offering:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

•	our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on April 19, 2024 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, which information updated and superseded information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and September 30, 2024, filed with the SEC on May 9, 2024, August 13, 2024, and November 7, 2024, respectively;

•	our current reports on Form 8-K, filed with the SEC on January 17, 2024, April 3, 2024, May 6, 2024, May 22, 2024, June 10, 2024, July 5, 2024, August 1, 2024, August 16, 2024, August 20, 2024, October 1, 2024, October 1, 2024, and December 9, 2024 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on December 17, 2014, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024.

We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered. You may request a copy of these filings by writing us at CytoSorbents Corporation, 305 College Road East, Princeton, New Jersey 08540. Our telephone number is (732) 329-8885. A copy of all documents that are incorporated by reference into this prospectus can also be found on our website by accessing http://www.cytosorbents.com.

PROSPECTUS

$150,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants and Units

We may offer from time to time in one or more offerings up to an aggregate of $150,000,000 of the common stock, preferred stock, debt securities, warrants or units described in this prospectus, separately or together in one or more combinations. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities, as identified in the applicable prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

We may offer and sell the securities through underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. See “Plan of Distribution” beginning on page 29 of this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary—Implications of Being a Smaller Reporting Company.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “CTSO.” The last reported sale price of our common stock on the Nasdaq Capital Market on September 25, 2024 was $1.30 per share.

Investing in our securities involves significant risks. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any type of securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectus, as well as the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find More Information,” before making an investment decision.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, and any free writing prospectus we have authorized for use in connection with a specific offering. You must not rely upon any other information or representation.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus is delivered, or securities sold, on a later date.

This prospectus may not be used by us to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus or any prospectus summary were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

This prospectus includes our trademarks and trade names, such as “CytoSorb,” “CytoSorb XL,” “ECOS-300CY,” “BetaSorb,” “ContrastSorb,” “DrugSorb,” “DrugSorb-ATR,” “HemoDefend-RBC,” “HemoDefend-BGA, “K+ontrol” and “VetResQ,” which are protected under applicable intellectual property laws and are the property of CytoSorbents Corporation and its subsidiaries. This prospectus also contains the trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ™, ®, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” or the “Company” refer to CytoSorbents Corporation, a Delaware corporation, and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the information under the caption “Risk Factors” herein and the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q on file with the SEC and any amendments thereto. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements and the related notes, and the exhibits to the registration statement of which this prospectus is a part.

We are a leader in the treatment of life-threatening conditions in the intensive care unit (“ICU”) and cardiac surgery using blood purification via our proprietary polymer adsorption technology. We have a number of products commercialized and in development based on this technology platform. Our flagship product, CytoSorb, is already commercialized, and is being used to reduce deadly uncontrolled inflammation and dangerous substances in hospitalized patients around the world, with the goal of preventing or treating multiple organ failure, bleeding due to antithrombotic drugs, and other potentially fatal complications. Organ failure is the cause of nearly half of all deaths in the ICU, with little to improve clinical outcome. CytoSorb is approved in the European Union (“EU”) as an effective extracorporeal cytokine absorber, designed to reduce the “cytokine storm” or “cytokine release syndrome” that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome due to cancer immunotherapy, and pancreatitis. These are conditions where the mortality is extremely high, yet few to no effective treatments exist. In May 2018, we received a label expansion for CytoSorb covering use of the device for the removal of bilirubin and myoglobin in the treatment of liver disease and trauma, respectively. In January 2020, we received CE-Mark label expansion for CytoSorb covering the use of the device for the removal of the anti-platelet agent, ticagrelor (brand name Brilinta), in patients undergoing surgery requiring cardiopulmonary bypass. In April 2020, the U.S. Food and Drug Administration (“FDA”) granted Breakthrough Device Designation to CytoSorb for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery. In May 2020, we received a CE-Mark label expansion for CytoSorb for the removal of rivaroxaban during cardiothoracic surgery requiring cardiopulmonary bypass. In August 2021, we announced that we were granted a second Breakthrough Device Designation for our DrugSorb-ATR Antithrombotic Removal System by the FDA to remove the direct oral anticoagulants, rivaroxaban and apixaban. We have completed our pivotal randomized, controlled clinical trial in the U.S. and Canada, called the STAR-T trial, evaluating the use of DrugSorb-ATR during cardiothoracic surgery to prevent or reduce perioperative bleeding complications in pursuit of FDA and Health Canada marketing approval. We believe that the safety and efficacy results of the STAR-T trial will support regulatory submissions expected in the third quarter of 2024 for marketing approval by the FDA and Health Canada.

CytoSorb is used during and after cardiac surgery to remove inflammatory mediators, such as cytokines, activated complement, and free hemoglobin that can lead to post-operative complications such as acute kidney injury, lung injury, shock, and stroke. We believe CytoSorb has the potential to be used in many other inflammatory conditions, including the treatment of autoimmune disease flares, cytokine release syndrome in cancer immunotherapy, and other applications in cancer, such as cancer cachexia. CytoSorb has been used globally in more than 248,000 human treatments to date in critical illnesses and in cardiac surgery. CytoSorb has received CE-Mark label expansions for the removal of bilirubin (liver disease), myoglobin (trauma) and both ticagrelor and rivaroxaban during cardiothoracic surgery. CytoSorb has also received FDA Emergency Use Authorization (“EUA”) in the United States for use in critically-ill COVID-19 patients with imminent or confirmed respiratory failure, in defined circumstances. The EUA will be effective until a declaration is made that the circumstances justifying the EUA have terminated or until revoked by the FDA. CytoSorb has been used globally in more than 7,650 human treatments to date in COVID-19 patients. CytoSorb has also been granted FDA Breakthrough Designation for the removal of ticagrelor in a cardiopulmonary bypass circuit during emergent and urgent cardiothoracic surgery.

CytoSorb was also granted a second FDA Breakthrough Device designation for the removal of the Direct Oral Anticoagulants (DOACs) apixaban and rivaroxaban in a cardiopulmonary bypass circuit to reduce the likelihood of serious perioperative bleeding during urgent cardiothoracic surgery.

We are focusing on three key objectives that we believe are the key to driving sustainable, long-term growth:

•	open the U.S. and Canadian markets by obtaining FDA and Health Canada marketing approval for DrugSorb-ATR to reduce the perioperative bleeding risk caused by Brilinta and in the future, potentially other blood thinning drugs, in patients undergoing cardiothoracic surgery;

•	grow core CytoSorb sales to profitability, driven by numerous internal initiatives; and

•	reduce cash burn and maintain tight control over expenses.

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Our purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. The technology is protected by 22 issued U.S. patents and multiple international patents, with applications pending both in the U.S. and internationally. We have numerous other product candidates under development based upon this unique blood purification technology, including CytoSorb XL, K+ontrol, HemoDefend-RBC, HemoDefend-BGA, ContrastSorb, DrugSorb, DrugSorb-ATR and others.

Our proprietary polymer technologies form the basis of a broad technology portfolio. Some of our products and product candidates include:

•	CytoSorb — an extracorporeal hemoperfusion cartridge approved in the EU for cytokine, bilirubin, myoglobin, and antithrombotic drug removal, with the goal of reducing deadly inflammation and toxic substances that can cause serious complications such as bleeding, organ failure, and death.

•	DrugSorb-ATR — an investigational extracorporeal antithrombotic removal system based on the same polymer technology as CytoSorb that was evaluated in the U.S. and Canadian STAR-T pivotal randomized, controlled trial to reduce perioperative bleeding complications in patients undergoing cardiothoracic surgery while on the antithrombotic drug Brilinta.

•	ECOS-300CY — an adsorption cartridge approved in the EU for use with ex vivo organ perfusion systems to remove cytokines and other inflammatory mediators in the organ perfusate, with the goal of maintaining or improving solid organ function prior to transplant and improving postoperative outcomes. In 2021, commercialization of PerSorb (a private label version of ECOS-300CY) and Aferetica’s PerLife ex vivo organ perfusion system commenced in Italy.

•	CytoSorb XL — an intended next generation successor to CytoSorb currently in advanced pre-clinical testing designed to reduce a broad range of cytokines and inflammatory mediators, including lipopolysaccharide endotoxin, from blood.

•	VetResQ — a broad spectrum blood purification adsorber designed to help treat deadly inflammation and toxic injury in animals with critical illnesses such as septic shock, toxic shock syndrome, severe systemic inflammation, toxin-mediated diseases, pancreatitis, trauma, liver failure, and drug intoxication. VetResQ is being commercialized in the United States.

•	HemoDefend-RBC—a development-stage blood purification technology designed to remove non-infectious contaminants in blood transfusion products, with the goal of reducing transfusion reactions and improving the quality and safety of blood.

•	HemoDefend-BGA—a development-stage purification technology that can remove anti-A and anti-B antibodies from plasma and whole blood, to enable “universal plasma” and safer whole blood transfusions, respectively.

•	K+ontrol—a development-stage blood purification technology designed to reduce excessive levels of potassium in the blood that can be fatal in severe hyperkalemia.

•	ContrastSorb—a development-stage extracorporeal hemoperfusion cartridge designed to remove IV contrast from the blood of high-risk patients undergoing radiological imaging with contrast, or interventional radiology procedures such as cardiac catheterization and angioplasty. The goal of ContrastSorb is to prevent contrast-induced nephropathy.

•	DrugSorb—a development-stage extracorporeal hemoperfusion cartridge designed to remove toxic chemicals from the blood (e.g., drug overdose, high dose regional chemotherapy).

•	BetaSorb—a development-stage extracorporeal hemoperfusion cartridge designed to remove mid-molecular weight toxins, such as b2-microglobulin, that standard high-flux dialysis cannot remove effectively. The goal of BetaSorb is to improve the efficacy of dialysis or hemofiltration.

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Corporate Information

Our executive offices are located at 305 College Road East, Princeton, New Jersey 08540, and our telephone number is (732) 329-8885. Our website address is http://www.cytosorbents.com. We have included our website address as an inactive textual reference only. We are not including the information contained at http://www.cytosorbents.com, or at any other website address, as part of, or incorporating it by reference into, this prospectus or any accompanying prospectus supplement or related free writing prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Regulation S-K. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under the heading “Risk Factors,” as well as the factors listed under the heading “Special Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC which is incorporated by reference in this prospectus. New risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and our securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the securities and your investment therein.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or related free writing prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements only provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “predicts,” or the negative thereof, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning possible or assumed future results of our operations; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future operations, future cash needs, business plans and future financial results, and any other statements that are not historical facts. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements.

You should read carefully the risks described in the section entitled “Risk Factors” beginning on page 5 of this prospectus and those contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. and in any accompanying prospectus supplement or related free writing prospectus, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus or in any accompanying prospectus supplement or related free writing prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statements and we undertake no obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate that the net proceeds from the sale of our securities will be used for general corporate purposes, that include, but are not limited to, funding clinical studies in the United States and abroad, supporting manufacturing, supporting our sales and marketing efforts, repaying debt, and further developing our products, and we will retain broad discretion with respect to the allocation thereof. Our preexisting shelf registration statement expired in July 2024. We believe it is good corporate practice to have an effective shelf registration statement on file with the SEC to preserve the flexibility to raise capital if and when needed. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

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DESCRIPTION OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants or units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.”

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in the applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference into the registration statement which includes this prospectus. The Delaware General Corporation Law (the “DGCL”) may also affect the terms of these securities.

General

The total number of shares of capital stock that we have authority to issue is 105,000,000, consisting of (i) 100,000,000 shares of common stock, $0.001 par value per share, and (ii) 5,000,000 shares of preferred stock, par value per share $0.001. The outstanding shares of our Common Stock are fully paid and nonassessable.

Common Stock

Voting. For all matters submitted to a vote of stockholders, each holder of our Common Stock is entitled to one vote for each share registered in such holder’s name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our Certificate of Incorporation that affect the rights of stockholders, holders of our Common Stock vote together as a single class. Generally, the election of members of our Board of Directors (the “Board”) is determined by the vote of the majority of the votes cast by stockholders with respect to that director’s election. However, in a Contested Election (as defined in our Bylaws), directors of the Board are elected by a plurality of the votes cast by the stockholders entitled to vote (and not by majority vote).

Dividends. Subject to preferential dividend rights of any then outstanding preferred stock, the holders of Common Stock are entitled to receive dividends, as and when declared by our Board.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our Common Stock will be entitled to receive all of our assets available for distribution to our stockholders, subject to any preferential or other rights of any then outstanding preferred stock.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of our Common Stock to transfer such holder’s shares of our Common Stock.

The rights, powers, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “CTSO.”

Transfer Agent and Registrar. The transfer agent for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Under our Certificate of Incorporation, we have the authority to issue preferred stock from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by our Board. The resolutions of the Board providing for the issue of shares of each particular series of preferred stock may fix the annual rate or rates for dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or other securities of the Company or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights, and to classify or reclassify any unissued preferred stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

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All of the preferred stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as provided in the Certificate of Incorporation. When we issue shares of our preferred stock, the shares will be fully paid and nonassessable and, unless specified in the applicable prospectus supplement, will not have or be subject to any rights of first refusal or similar rights.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Certificate of Incorporation and Bylaws Provisions

Board of Directors. Our Bylaws provide that:

•	subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; and

•	vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires.

These provisions could discourage, delay or prevent a change in control of our company or an acquisition of our company at a price which many stockholders may find attractive. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or attempting to change the composition or policies of our Board of Directors.

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Stockholder Action; Special Meeting of Stockholders. Our Certificate of Incorporation and Bylaws also provide that:

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

•	stockholder action may not be taken by written action in lieu of a meeting;

•	special meetings of stockholders may be called only by our Board, the Chairman of our Board or by our Chief Executive Officer; and

•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

These provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because a person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent.

Indemnification. Our Certificate of Incorporation provides that we shall, to the fullest extent permitted by, and in accordance with the provisions of, the DGCL, indemnify each of our directors or officers or employees against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys’ fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which such director, officer or employee is, or is threatened to be made, a party by reason of the fact that such director, officer or employee is or was a director or officer or employee of ours, or is or was serving at the request of us as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized therein.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our stock.

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DESCRIPTION OF DEBT SECURITIES

We may issue from time to time, in one or more offerings, senior or subordinated debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•	whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

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•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any listing of the debt securities on any securities exchange;

•	whether the issuance of the debt securities may limit the incurrence of additional debt;

•	if applicable, a discussion of material United States federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

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We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

•	any guarantee in respect of a debt security of the series ceases to be in full force and effect or any guarantor denies or disaffirms is obligation under its guarantee; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

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Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be cancelled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

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Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

•	if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default or event that would become an Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we may not be able to make to debt securities without specific approval of all of the affected holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or rate of interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement;

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we or any guarantor may have in respect of the payment of principal, interest or other amounts.

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Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities must be approved by the holders of a majority in aggregate principal amount of all of the series issued under the same supplemental indenture affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under a supplemental indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that supplemental indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”

Further Details Concerning Voting

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities — Defeasance — Legal Defeasance.”

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture not more than 90 calendar days nor less than 20 calendar days prior to the proposed date of such vote or consent.

Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for the benefit of all holders of such debt securities a combination of money and non-callable U.S. government notes or bonds that will be sufficient to pay and discharge all interest, principal and any other payments on the debt securities on their various due dates;

•	We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

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•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government notes or bonds that will be sufficient to pay and discharge all interest, principal and any other payments on the debt securities on their various due dates;

•	We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

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In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

Please note that in this section references to holders mean those who own warrants registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Book-Entry Procedures and Settlement”.

General

We may offer warrants separately or together with our debt or equity securities.

We may issue warrants in such amounts or in as many distinct series as we wish. This section summarizes terms of the warrants that apply generally to all series. Most of the financial and other specific terms of your warrant will be described in the prospectus supplement. Those terms may vary from the terms described here.

The warrants of a series will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies, as warrant agent, as set forth in the prospectus supplement. A form of each warrant agreement, including a form of warrant certificate representing each warrant, reflecting the particular terms and provisions of a series of offered warrants, will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of warrant agreement when it has been filed by following the directions outlined in “Where You Can Find More Information; Incorporation of Documents by Reference” or by contacting the applicable warrant agent.

The following briefly summarizes the material provisions of the warrant agreements and the warrants. As you read this section, please remember that the specific terms of your warrant as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. You should carefully read the prospectus supplement and the more detailed provisions of the warrant agreement and the warrant certificate, including the defined terms, for provisions that may be important to you. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements made in this section may not apply to your warrant.

Types of Warrants

We may issue debt warrants or equity warrants. A debt warrant is a warrant for the purchase of our debt securities on terms to be determined at the time of sale. An equity warrant is a warrant for the purchase or sale of our equity securities. We may also issue warrants for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following: securities of one or more issuers, including those issued by us and described in this prospectus or debt or equity securities issued by third parties; a currency or currencies; a commodity or commodities; and other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances, or one or more indices or baskets of these items.

Information in the Prospectus Supplement

The prospectus supplement will contain, where applicable, the following information about the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency unit with which the warrants may be purchased and in which any payments due to or from the holder upon exercise must be made;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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•	whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

•	whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

•	whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

•	whether the warrants will be issued in global or non-global form;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies; and

•	any other terms of the warrants.

No holder of a warrant will, as such, have any rights of a holder of the debt securities, equity securities or other warrant property purchasable under or in the warrant, including any right to receive payment thereunder.

Additional Information in the Prospectus Supplement for Debt Warrants

In the case of debt warrants, the prospectus supplement will contain, where appropriate, the following additional information:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

No Limit on Issuance of Warrants

The warrant agreements will not limit the number of warrants or other securities that we may issue, except for the limitation of the number of shares authorized.

Modifications

We and the relevant warrant agent may, without the consent of the holders, amend each warrant agreement and the terms of each issue of warrants, for the purpose of curing any ambiguity or of correcting or supplementing any defective or inconsistent provision, or in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of the outstanding unexercised warrants in any material respect.

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We and the relevant warrant agent also may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. No such modification or amendment may, without the consent of each holder of an affected warrant:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Warrant Agreements Will Not Be Qualified under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Beneficial Owner

Each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive payment, if any, for their warrants, in the case of universal warrants.

Governing Law

Unless otherwise stated in the prospectus supplement, the warrants and each warrant agreement will be governed by Delaware law.

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DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transfered separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transfered separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

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Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document. In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Governing Law

The unit agreements and the units will be governed by Delaware law.

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Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transfered to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

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If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “—Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transfered to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	a combination of these pricing methods.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

Each time that securities covered by this prospectus are sold, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

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Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website at http://www.cytosorbents.com and make available free of charge on this website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and all documents that are filed by CytoSorbents Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our current reports on Form 8-K, or exhibits related thereto, (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) between the date of this prospectus and the termination of the offering of the securities:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 15, 2024;

•	our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed on April 19, 2024 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, which information updated and superseded information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 13, 2024, respectively;

•	our current reports on Form 8-K, filed on January 17, 2024, March 15, 2024, April 3, 2024, May 6, 2024, May 9, 2024, May 22, 2024, June 10, 2024, July 5, 2024, August 1, 2024, August 16, 2024 and August 20, 2024 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on December 17, 2014, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 15, 2024.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, upon written or oral request, at no cost, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings by writing us at CytoSorbents Corporation, 305 College Road East, Princeton, New Jersey 08540. Our telephone number is (732) 329-8885. A copy of all documents that are incorporated by reference into this prospectus can also be found on our website by accessing http://www.cytosorbents.com.

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You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CytoSorbents Corporation appearing in CytoSorbents Corporation’s annual report on Form 10-K for the year ended December 31, 2023, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their reports thereon, (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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Non-Transferable Subscription Right Warrants to Purchase up to 6,250,000 Units,
Each Unit Consisting of One Share of Common Stock,
One Series A Right Warrant, and One Series B Right Warrant,
and up to 8,333,333 Shares of Common Stock Issuable Upon Exercise of
the Series A Right Warrants and Series B Right Warrants, up to a Total of 12,500,000 Shares of Common

Stock in the Aggregate

Dealer – Manager

December 9, 2024